Exhibit 99.1

Kaspien Holdings Inc. Announces Pricing of $8 Million Registered Direct and Private Placement Offerings Priced At-the-Market Under Nasdaq Rules

SPOKANE, Wash., July 12, 2022--(BUSINESS WIRE) – Kaspien Holdings Inc. (or the "Company") (NASDAQ: KSPN), a leading e-commerce marketplace growth platform, today announced that it has entered into a securities purchase agreement with a single institutional investor for the issuance and sale of 638,978 shares of its common stock at a purchase price of $3.13 per share (or pre-funded warrant in lieu thereof) in a registered direct offering priced at-the-market under Nasdaq rules. In a concurrent private placement, Kaspien Holdings Inc. has also agreed to issue and sell to the investor 1,818,182 shares of common stock at a purchase price of $3.30 per share (or pre-funded warrant in lieu thereof) and  warrants to purchase 2,457,160 shares of common stock at an exercise price of $3.13. The warrants will have a 5-year term from the date of issuance. The aggregate gross proceeds to the Company of both offerings are expected to be approximately $8 million. The offerings are expected to close on or about July 14, 2022, subject to the satisfaction of customary closing conditions.

Aegis Capital Corp. is acting as the Exclusive Placement Agent for the Offerings.

Additional details regarding the offering will be available in a Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission (the "SEC").

A shelf registration statement on Form S-3 (File No. 333-252911) relating to the registered direct offering of the securities described above was filed with the Securities and Exchange Commission (“SEC”) on February 9, 2021 and was declared effective on March 11, 2021. The offering of the common stock in the registered direct offering is being made only by means of a prospectus supplement and accompanying prospectus that forms a part of the effective registration statement. Electronic copies of the final prospectus supplement and the accompanying prospectus will be filed with the SEC and may be obtained, when available, from Aegis Capital Corp., Attention: Syndicate Department, 1345 6th Avenue, 27th floor, New York, NY 10019, by email at syndicate@aegiscap.com, or by telephone at (212) 813-1010 or at the SEC’s website at http://www.sec.gov.

The offer and sale of the securities in the private placement are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. The securities were offered only to accredited investors. Pursuant to a registration rights agreement with the investor, the Company has agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock and the shares issuable upon exercise of the pre-funded warrants and warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Kaspien

Kaspien Holdings Inc. (f/k/a Trans World Entertainment Corporation) (NASDAQ: KSPN) is a leading, global e-commerce accelerator that deploys AI-driven software and end-to-end services to optimize and grow brands on Amazon, Walmart, Target, eBay, and other online marketplaces. Rebranded as Kaspien in 2020, the Company has spent more than a decade developing a marketplace growth platform of proprietary technologies that maximize supply chain resilience, optimize marketing, strengthen brand control, and provide predictive analytics. Serving a variety of brands, distributors, agencies and FBA aggregators, Kaspien accelerates growth by tailoring an extensive suite of seller services to its partners' dynamic e-commerce needs. The Company has a long track record of success, having served over 4,000 brands in 20 countries. Kaspien's mastery of the e-commerce space and commitment to rapid innovation has earned the trust of many leading brands. For more information, visit kaspien.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements in this communication are forward-looking statements. The statements contained herein that are not statements of historical fact may include forward-looking statements that involve a number of risks and uncertainties.

We have used the words "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "plan", "predict", "project", and similar terms and phrases, including references to assumptions, in this document to identify forward-looking statements. These forward-looking statements are made based on management's expectations and beliefs concerning future events and are subject to uncertainties and factors that could cause actual results to differ materially from the results expressed in the statements. The following factors are among those that may cause actual results to differ materially from the Company's forward-looking statements:  risk of disruption of current plans and operations of Kaspien and the potential difficulties in customer, supplier and employee retention; the outcome of any legal proceedings that may be instituted against the Company; the Company's level of debt and related restrictions and limitations, unexpected costs, charges, expenses, or liabilities; the Company's ability to operate as a going-concern; deteriorating economic conditions and macroeconomic factors; the impact of the COVID-19 pandemic; and other risks described in the Company's filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

The reader should keep in mind that any forward-looking statement made by us in this document, or elsewhere, pertains only as of the date on which we make it. New risks and uncertainties come up from time-to-time and it's impossible for us to predict these events or how they may affect us. In light of these risks and uncertainties, you should keep in mind that any forward-looking statements made in this document or elsewhere might not occur.

Company Contact
Ed Sapienza
Chief Financial Officer
509-202-4261
esapienza@kaspien.com

Media Contact
Gateway Group
Ryan Deloney
(949) 574-3860
Ryan@gatewayir.com

Investor Relations Contact
Gateway Investor Relations
Matt Glover and Tom Colton
(949) 574-3860
KSPN@gatewayir.com